Exhibit 99.1

Cypress Sharpridge Investments, Inc. Announces Third Quarter 2009 Financial Results

For Immediate Release

NEW YORK, NY – October 21, 2009 – Cypress Sharpridge Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended September 30, 2009.

Third Quarter 2009 Highlights

•	Net asset value of $13.58 per share after declaring a $0.35 dividend per share on September 25, 2009. This represents an increase of $0.92 per share compared to $12.66 per share on June 30, 2009.

•	GAAP net income of $23.2 million or $1.28 per diluted share, compared to $20.6 million or $2.22 per diluted share in the second quarter of 2009.

•	Core Earnings of $5.6 million or $0.31 per diluted share, compared to $6.8 million or $0.74 per diluted share in the second quarter of 2009, before the effects of forward settling purchases.

•	Interest rate spread net of hedge of 2.67%, compared to 3.88% in the second quarter of 2009, before the effects of forward settling purchases.

•	Weighted–average amortized cost of Agency RMBS of $101.3, consistent with the second quarter of 2009.

•	Non-investment expenses as a percentage of net assets of 3.31%, compared to 4.38% in the second quarter of 2009.

Forward Settling Purchases

During the second and third quarters of 2009, the Company utilized forward settling purchases to deploy a portion of the proceeds from its initial public offering. The benefit of purchasing assets in forward settling transactions is that the Company can obtain an asset at a discount to its current market value because it doesn’t receive any interest income on the asset until it settles. Obtaining the asset at a discount to market value reduces the impact of prepayments and is accretive to net asset value.

For example, at June 30, 2009 the Company had a forward settling purchase contract for a $150 million Agency RMBS pool backed by 15-year, 4.5% fixed-rate mortgages settling on September 17, 2009 with a market price of $101.36. A settled 15-year 4.5% fixed-rate pool as of June 30, 2009 had a market price of $102.09. The difference in price between the settled and forward settling contract of $0.73 is known as the drop. This $0.73 will flow through our net asset value by increasing the market value of the security rather than through interest income. In addition, the lower purchase price of $100.29 for the security on June 18, 2009 reduces the impact of prepayments.

Below is a summary of our forward settling purchases as of September 30, 2009 and June 30, 2009.

Forward Settling Purchases

As-of September 30, 2009	Settle Date	Par
FHLMC - 15 Year 4.5% Fixed	10/19/2009	$68,520,299
FNMA - 15 Year 4.5% Fixed	10/19/2009	75,000,000

		$143,520,299

As-of June 30, 2009	Settle Date	Par
FNMA - 15 Year 4.5% Fixed	7/16/2009	$52,429,867
FNMA - 15 Year 4.5% Fixed	8/18/2009	60,000,000
FNMA - 15 Year 4.5% Fixed	9/17/2009	150,000,000
FNMA - 5X1 4.084% Hybrid ARM	7/22/2009	25,055,082
FNMA - 5X1 3.9% Hybrid ARM	9/23/2009	150,000,000
FNMA - 5X1 4.03% Hybrid ARM	9/23/2009	50,000,000
FNMA - 5X1 4.1% Hybrid ARM	9/23/2009	100,000,000
FNMA - 5X1 4.05% Hybrid ARM	9/24/2009	50,000,000

		$637,484,949

Third Quarter 2009 Results

The Company had net income of $23.2 million during the third quarter of 2009, or $1.28 per diluted share, compared to $20.6 million or $2.22 per diluted share in the second quarter of 2009. During the third quarter of 2009, the Company had Core Earnings of $5.6 million, or $0.31 per diluted share, compared to $6.8 million, or $0.74 per diluted share in the second quarter of 2009. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap contracts. The quarter-over-quarter decrease in Core Earnings was generally the result of utilizing forward settling purchases which benefited our net asset value, but not our Core Earnings for the third quarter. In addition, while our second quarter forward settling purchases were largely set to settle in September 2009, we entered into interest rate swaps on both June 24 and June 30, 2009, each with a notional value of $200 million.

The Company’s average Agency RMBS increased to $958.1 million in the third quarter of 2009 from $789.5 million in the second quarter of 2009, and the interest rate spread net of hedge decreased to 2.67% for the third quarter of 2009 from 3.88% in the second quarter of 2009. The second quarter spread of 3.88% was higher than our original expectations due to elevated levels of 3-month LIBOR at the end of the first quarter of 2009. Additionally, the third quarter of 2009 spread of 2.67% was lower due to the costs of hedging the forward settling purchases prior to their settling and much lower levels for 3-month LIBOR. The Company incurred $2.0 million of non-investment expenses in the third quarter of 2009, compared to $1.4 million during the second quarter of 2009. This increase was due to a larger asset base and therefore an increase in asset based expenses such as management fees. However, the non-investment expenses as a percentage of net assets decreased to 3.31% in the third quarter of 2009 compared to 4.38% in the second quarter of 2009.

The Company’s net asset value per share on September 30, 2009 was $13.58 after declaring a $0.35 dividend per share on September 25, 2009, compared with $12.66 at June 30, 2009, an increase of $0.92 per share.

Key Portfolio Statistics*

	Three Months Ended
	September 30, 2009	June 30, 2009
Average Agency RMBS (1)	$958,108,753	$789,520,805
Average securities sold under agreement to repurchase	771,241,276	693,518,835
Average net assets	239,130,371	129,484,724
Average yield on Agency RMBS (2)	4.28%	4.75%
Average cost of funds & hedge (3)	1.61%	0.87%
Interest rate spread net of hedge (4)	2.67%	3.88%
Leverage ratio (at period end) (5)	5.7:1	5.9:1

(1)	The Company’s average Agency RMBS for the period was calculated by averaging the cost basis of the Company’s settled Agency RMBS during the period.
(2)	The Company’s average yield on Agency RMBS for the period was calculated by dividing the Company’s interest income from Agency RMBS by the Company’s average Agency RMBS.
(3)

The Company’s average cost of funds and hedge for the period was calculated by dividing our total interest expense, including the Company’s net swap interest income (expense), by the Company’s average securities sold under agreement to repurchase.

(4)	The Company’s interest rate spread net of hedge for the period was calculated by subtracting the Company’s average cost of funds & hedge from our average yield on Agency RMBS.
(5)	The Company’s leverage ratio was calculated by dividing total liabilities by net assets.
*	All percentages are annualized.

Portfolio

At September 30, 2009, the Company’s $1.6 billion portfolio of Agency RMBS was backed by: hybrid adjustable-rate mortgages (“ARMs”) with 24 or fewer months to reset (“Short Reset ARMs”) (10.9%), hybrid ARMs with 25 to 60 months to reset (44.3%), fixed-rate mortgages (35.5%) and monthly reset ARMs (“MTA”) (9.3%). Additional information about our Agency RMBS portfolio at September 30, 2009 is summarized below:

	Par Value (in thousands)	Weighted Average
Asset Type		Cost	Price	MTR[1]	Coupon	CPR[2]
MTA	$145,436	$103.65	$102.60	1	3.4%	13.5%
Short Reset ARMs	170,593	101.57	103.06	6.1	4.2%	22.1%
Hybrid ARMs	693,218	101.02	104.65	47.7	4.7%	21.5%
Fixed Rate	557,055	100.90	103.91	NA	4.7%	12.8%

Total/Weighted-Average	$1,566,302	$101.28	$104.02	33.9	4.6%	18.2%

(1)

“Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM.

(2)

“Constant Prepayment Rate” is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate. Securities with no prepayment history are excluded from this calculation.

Financing, Leverage & Liquidity

At September 30, 2009, the Company had financed its portfolio with approximately $1.2 billion of borrowings with securities sold under agreement to repurchase (“repurchase agreements”) with a weighted-average interest rate of 0.37%. These repurchase agreements had a weighted-average maturity of approximately 27.6 days. In addition, the Company had payable for securities purchased of $145.8 million. The Company’s leverage ratio at September 30, 2009 was 5.7 to 1. At September 30, 2009, the Company’s liquidity position was approximately $150.5 million, consisting of unpledged Agency RMBS, cash and cash equivalents. Below is a list of outstanding repurchase agreements at September 30, 2009.

Counterparty	Total Outstanding Borrowings	% of Total	Weighted Average Maturity in Days
Bank of America Corp.	$94,304,000	7.6%	14
Barclays Capital, Inc.	114,195,472	9.2	26
Cantor Fitzgerald & Co.	48,460,000	3.9	26
Daiwa Securities America Inc.	51,187,000	4.1	19
Deutsche Bank Securities, Inc.	131,665,000	10.7	13
Goldman Sachs Group, Inc.	138,895,000	11.2	37
Greenwich Capital Markets, Inc.	135,614,505	11.0	23
ING Financial Markets LLC	49,186,000	4.0	26
Jefferies & Company, Inc.	60,879,000	4.9	22
LBBW Securities LLC	58,700,000	4.8	22
MF Global, Ltd.	127,541,143	10.3	61
Mizuho Securities USA, Inc.	49,049,000	4.0	19
Morgan Keegan & Co.	44,775,000	3.6	15
Pershing, LLC	40,743,000	3.3	19
South Street Securities LLC	91,863,736	7.4	38

Total	$1,237,057,856	100.0%

Hedging

The Company utilizes interest rate swap contracts to hedge the interest rate risk associated with the financed portion of its Agency RMBS portfolio. At September 30, 2009, the Company had entered into three interest rate swap contracts with an aggregate notional amount of $640.0 million and a weighted average fixed rate of 2.006%. These interest rate swaps are described below:

Interest Rate Swap Contracts at September 30, 2009

Counterparty	Expiration Date	Pay Rate	Receive Rate	Notional Amount	Fair Value
Deutsche Bank Group	April 2012	1.691%	3-Month LIBOR	$240,000,000	$(514,090)
Deutsche Bank Group	June 2012	2.266%	3-Month LIBOR	200,000,000	(2,852,238)
The Royal Bank of Scotland plc	July 2012	2.125%	3-Month LIBOR	200,000,000	(2,096,854)

Total				$640,000,000	$(5,463,182)

Conference Call

The Company will host a conference call at 9:00 AM EDT on Thursday, October 22, 2009, to discuss its financial results for the quarter ended September 30, 2009. To participate in the event by telephone, please dial 866.510.0707 at least 10 minutes prior to the start time and reference the conference passcode 30156740. International callers should dial 617.597.5376 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s Web site at www.cysinv.com. To listen to the live webcast, please visit www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. A dial-in replay will be available on Thursday, October 22, 2009 at approximately 3:00 PM EDT through Thursday, October 29 at 11:00 AM EDT. To access this replay, please dial 888.286.8010 and enter the conference ID number 28580733. International callers should dial 617.801.6888 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at www.cysinv.com.

About Cypress Sharpridge Investments, Inc.

Cypress Sharpridge Investments, Inc. is a specialty finance company that invests on a leveraged basis in whole-pool residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. Cypress Sharpridge Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2009 (Unaudited)	December 31, 2008*

ASSETS:
Investments in securities, at fair value (cost, $1,626,780,975 and $723,814,995, respectively)	$1,635,893,519	$690,509,973
Cash and cash equivalents	741,907	7,156,140
Receivable for securities sold	3,140,500	885,009
Interest receivable	6,456,355	3,828,586
Prepaid insurance	358,608	65,851
Prepaid and deferred offering costs	638	—

Total assets	1,646,591,527	702,445,559

LIABILITIES:
Securities sold under agreement to repurchase	1,237,057,856	587,485,241
Interest rate swap contracts, at fair value	5,463,182	12,503,520
Payable for securities purchased	145,750,436	—
Distribution payable	6,374,456	—
Accrued interest payable (including accrued interest on securities sold under agreement to repurchase of $193,958 and $1,598,881, respectively)	3,789,225	2,327,208
Related party management fee payable	373,020	220,045
Accrued offering costs	—	510,569
Accrued expenses and other liabilities	396,522	598,127

Total liabilities	1,399,204,697	603,644,710

NET ASSETS	$247,386,830	$98,800,849

Net Assets consist of:
Common Stock, $0.01 par value, 500,000,000 shares authorized (18,212,732 and 7,662,706 shares issued and outstanding, respectively)	$182,127	$76,627
Additional paid in capital	309,189,688	201,941,407
Accumulated net realized gain (loss) on investments	(82,922,877)	(68,887,694)
Net unrealized appreciation (depreciation) on investments	3,649,363	(45,808,542)
Undistributed net investment income	17,288,529	11,479,051

NET ASSETS	$247,386,830	$98,800,849

NET ASSET VALUE PER SHARE	$13.58	$12.89

*	Derived from audited financial statements.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
INVESTMENT INCOME - Interest income	$10,709,920	$12,631,559	$29,758,640	$44,977,310

EXPENSES:
Interest	898,891	4,758,157	3,399,458	19,578,363
Management fees	1,049,462	717,807	2,548,230	1,901,498
Related party management compensation	267,515	293,115	800,733	887,067
General, administrative and other	679,449	359,608	1,624,039	1,081,235

Total expenses	2,895,317	6,128,687	8,372,460	23,448,163

Net investment income	7,814,603	6,502,872	21,386,180	21,529,147

GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	—	1,699,099	1,415,931	(2,518,056)
Net unrealized appreciation (depreciation) on investments	24,410,936	(14,410,024)	42,417,567	(29,076,275)

Net gain (loss) from investments	24,410,936	(12,710,925)	43,833,498	(31,594,331)

GAINS AND (LOSSES) FROM SWAP CONTRACTS:
Net swap interest income (expense)	(2,225,747)	(2,040,760)	(4,646,991)	(5,363,263)
Net gain (loss) on termination of swap contracts	—	—	(10,804,123)	(29,927,526)
Net unrealized appreciation (depreciation) on swap contracts	(6,781,362)	(736,737)	7,040,338	14,829,535

Net gain (loss) from swap contracts	(9,007,109)	(2,777,497)	(8,410,776)	(20,461,254)

NET INCOME (LOSS)	$23,218,430	$(8,985,550)	$56,808,902	$(30,526,438)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.28	$(1.19)	$4.86	$(4.35)

Diluted	$1.28	$(1.19)	$4.84	$(4.35)

WEIGHTED AVERAGE COMMON SHARES: OUTSTANDING
Basic	18,110,134	7,530,300	11,683,639	7,020,598

Diluted	18,180,134	7,530,300	11,726,050	7,020,598

Core Earnings:

Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding net realized gain (loss) on investments, net unrealized appreciation (depreciation) on investments, net realized gain (loss) on termination of swap contracts and unrealized appreciation (depreciation) on swap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to reflect the net swap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.

The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within shareholders’ equity, not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means of comparing its Core Earnings to those of its competitors. In addition, because Core Earnings isolates the net swap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.

The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Reconciliation:	2009	2008	2009	2008
NET INCOME	$23,218,430	$(8,985,550)	$56,808,902	$(30,526,438)
Net gain (loss) from investments	(24,410,936)	12,710,925	(43,833,498)	31,594,331
Net (gain) loss on termination of swap contracts	—	—	10,804,123	29,927,526
Net unrealized appreciation (depreciation) on swap contracts	6,781,362	736,737	(7,040,338)	(14,829,535)

Core Earnings	$5,588,856	$4,462,112	$16,739,189	$16,165,884